Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Fourth Quarter and Annual Results, Amended and Expanded Credit Facility and Issues 2017 Guidance

•	Record Q4 and Annual 2016 Revenue Increased Organically 31% and 22%, respectively, with Annual Revenue at $5.1 Billion

•	Q4 and Annual 2016 Significantly Improved Financial Results, with GAAP Net Income of $55.9 Million and $134.0 Million, Respectively

•	Q4 and Annual 2016 Adjusted EBITDA of $154 Million and $477 Million, $22 Million Above Forecast

Coral Gables, FL (February 23, 2017) — MasTec, Inc. (NYSE: MTZ) today announced better than expected 2016 fourth quarter and full year financial results, and issued its initial 2017 guidance range.

•	Fourth quarter 2016 revenue was $1.34 billion, a 31% increase compared with $1.03 billion for the same period last year. GAAP net income was $55.9 million, or $0.66 per diluted share, compared to a net loss of $76.9 million, or $0.96 per diluted share, in the fourth quarter of 2015. The net loss in the 2015 period was primarily caused by a non-cash goodwill and intangible asset impairment related to the Company’s western Canadian Oil and Gas operations.

•	Fourth quarter 2016 adjusted net income, a non-GAAP measure, was $60.0 million compared to $16.8 million in the same period of the prior year. Fourth quarter 2016 adjusted diluted earnings per share, a non-GAAP measure, was $0.70, compared to $0.21 in the fourth quarter of 2015, and exceeded the company’s previously announced 2016 fourth quarter guidance expectation by $0.16 per adjusted diluted share.

•	Fourth quarter 2016 adjusted EBITDA, also a non-GAAP measure, was $154 million, an 87% increase compared to $82 million in the same period in 2015.

•	18-month backlog as of December 31, 2016 was $5.4 billion, including record Oil & Gas segment backlog of $2.2 billion.

The Company also reported:

•	For the year ended December 31, 2016, revenue was $5.1 billion, a 22% increase compared with $4.2 billion for the prior year. GAAP net income was $134.0 million, or $1.61 per diluted share, compared to a net loss of $79.7 million, or $0.98 per diluted share, in 2015.

•	Full year 2016 adjusted net income, a non-GAAP measure, was $157.7 million compared to $51.4 million for 2015. Full year 2016 adjusted diluted earnings per share, a non-GAAP measure, was $1.90, compared to $0.64 in 2015, and exceeded the company’s previously announced 2016 full year guidance expectation by $0.17 per adjusted diluted share.

•	Full year 2016 adjusted EBITDA, also a non-GAAP measure, was $477 million, a 55% increase compared to $308 million in 2015.

•	During the year ended December 31, 2016, the Company significantly improved its leverage metrics, reducing its book leverage ratio, as noted in the attached schedule, from 3.3 at the beginning of the year to 2.1 as of December 31, 2016.

Adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and book leverage ratio, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We exceeded our fourth quarter expectations, driven primarily by improved productivity in our Oil & Gas segment. We also signed pipeline contracts approximating $1.7 billion during the quarter, ending the year, as expected, with record Oil & Gas segment backlog. We expect record results for our Oil & Gas segment in 2017 and continue to have clear visibility to continued opportunities in this segment for several years.”

Mr. Mas continued, “I want to thank the men and women of MasTec for their dedicated efforts during 2016 and look forward to a great 2017 and beyond.”

The company also announced that it has entered into an amended and restated credit facility with a syndicate of lenders led by Bank of America, N.A. and SunTrust Bank, which increased the capacity under the senior secured credit facility by over $250 million to $1.5 billion and extended the maturity date of the facility to February 2022. The amended credit facility also contains more favorable terms and provides additional flexibility for borrowings in foreign currencies.

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We had strong financial performance and working capital management during 2016, enabling us to significantly improve our leverage ratios, despite the working capital usage associated with over $900 million in organic revenue growth during the year. We appreciate the continued support and confidence of the financial institutions involved in our credit facility. The amended facility further strengthens our capital structure and liquidity, allowing us full financial flexibility to take advantage of the significant growth opportunities in the markets we serve.”

Based on the information available today, the Company is providing both first quarter and full year 2017 guidance. The Company currently estimates 2017 revenue will increase 7% to approximately $5.5 billion. 2017 full year GAAP net income is expected to approximate $188 million, with adjusted EBITDA, a non-GAAP measure, expected to increase 15% to $550 million. 2017 full year GAAP diluted earnings per share are expected to be $2.24, a 39% increase over 2016, with adjusted diluted earnings per share, a non-GAAP measure, expected to be $2.35, a 24% increase over 2016.

For the first quarter of 2017, the Company expects revenue of approximately $1.05 billion. First quarter 2017 GAAP net income is expected to approximate $40 million, with adjusted EBITDA, a non-GAAP measure, expected to increase 132% and approximate $125 million. First quarter 2017 GAAP diluted earnings per share are expected to approximate $0.48 with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $0.51. First quarter 2017 guidance reflects expected improved Oil & Gas segment performance due to higher revenues and efficiencies, as well as improvement in the Electrical Transmission segment results.

Management will hold a conference call to discuss these results on Friday, February 24, 2017 at 9:00 a.m. Eastern time. The call-in number for the conference call is (719) 457-2601 and the replay number is (719) 457-0820, with a pass code of 6638861. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2016 and 2015:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Revenue	$1,341,892	$1,027,424	$5,134,703	$4,208,330
Costs of revenue, excluding depreciation and amortization	1,120,554	916,231	4,442,125	3,721,303
Depreciation and amortization	42,666	41,614	164,915	169,662
Goodwill and intangible asset impairment	—	78,625	—	78,625
General and administrative expenses	66,402	58,833	261,433	265,910
Interest expense, net	12,839	12,210	50,734	48,055
Equity (earnings) in losses of unconsolidated affiliates	21	4,383	(3,528)	7,978
Other (income) expense, net	6,008	(16,203)	(6,795)	(15,457)

Income (loss) before income taxes	$93,402	$(68,269)	$225,819	$(67,746)
Provision for income taxes	(37,453)	(8,668)	(91,784)	(11,957)

Net income (loss)	$55,948	$(76,937)	$134,035	$(79,703)

Net income (loss) attributable to non-controlling interests	2,357	(172)	2,772	(593)

Net income (loss) attributable to MasTec, Inc.	$53,591	$(76,765)	$131,263	$(79,110)

Earnings per share:
Basic earnings (loss) per share	$0.67	$(0.96)	$1.63	$(0.98)

Basic weighted average common shares outstanding	80,515	79,920	80,372	80,489

Diluted earnings (loss) per share	$0.66	$(0.96)	$1.61	$(0.98)

Diluted weighted average common shares outstanding	81,740	79,920	81,394	80,489

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	December 31,
	2016	2015
Assets
Current assets	$1,402,486	$1,129,758
Property and equipment, net	549,084	558,667
Goodwill and other intangibles, net	1,175,585	1,187,890
Other long-term assets	55,977	51,032

Total assets	$3,183,132	$2,927,347

Liabilities and Equity
Current liabilities	$839,990	$752,535
Long-term debt	961,379	932,868
Long-term deferred tax liabilities, net	178,355	188,759
Other long-term liabilities	99,774	109,794
Equity	1,103,634	943,391

Total liabilities and equity	$3,183,132	$2,927,347

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2016	2015
Net cash provided by operating activities	$205,593	$367,413
Net cash used in investing activities	(141,021)	(128,700)
Net cash used in financing activities	(29,486)	(258,920)
Effect of currency translation on cash	(1,303)	1,132

Net increase (decrease) in cash and cash equivalents	33,783	(19,075)

Cash and cash equivalents – beginning of period	$4,984	$24,059

Cash and cash equivalents – end of period	$38,767	$4,984

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for book leverage ratios)

	For the Years Ended December 31,
	2016	2015
Book Leverage Ratio Calculation
Current portion of long-term debt	$64.6	$77.4
Long-term debt	961.4	932.9

Total debt	$1,026.0	$1,010.3
Cash and cash equivalents	(38.8)	(5.0)

Net debt	$987.2	$1,005.3
Adjusted EBITDA	476.9	308.1

Book leverage ratio	2.1x	3.3x

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Segment Information
Revenue by Reportable Segment
Communications	$595.6	$521.1	$2,323.6	$1,973.2
Oil and Gas	570.1	350.9	2,024.4	1,495.1
Electrical Transmission	100.2	71.3	383.8	341.5
Power Generation and Industrial	81.1	79.3	405.7	381.6
Other	1.0	6.8	15.9	24.1
Eliminations	(6.0)	(2.0)	(18.7)	(7.2)
Corporate	—	—	—	—

Consolidated revenue	$1,341.9	$1,027.4	$5,134.7	$4,208.3

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA by Reportable Segment
Communications	$53.8	$53.1	$245.2	$213.1
Oil and Gas	109.5	43.1	303.6	157.0
Electrical Transmission	0.6	(23.7)	(34.0)	(59.2)
Power Generation and Industrial	4.4	4.9	18.3	8.8
Other	0.0	0.8	2.6	1.9
Eliminations	—	—	—	—
Corporate	(14.2)	4.2	(58.8)	(13.5)

Adjusted EBITDA	$154.1	$82.3	$476.9	$308.1

Non-cash stock-based compensation expense	(3.8)	(2.9)	(15.1)	(12.4)
Restructuring charges	(1.4)	—	(15.2)	—
Goodwill and intangible asset impairment	—	(78.6)	—	(78.6)
Acquisition integration costs	—	—	—	(17.8)
Audit Committee investigation related costs	—	(2.8)	—	(16.5)
Losses on non-controlled joint venture	—	(8.0)	(5.1)	(16.3)
Court mandated mediation settlement	—	—	—	(12.2)
Loss on equity investee interest rate swaps	—	(4.4)	—	(4.4)

EBITDA	$148.9	$(14.4)	$441.5	$150.0

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA Margin by Reportable Segment
Communications	9.0%	10.2%	10.6%	10.8%
Oil and Gas	19.2%	12.3%	15.0%	10.5%
Electrical Transmission	0.6%	(33.3)%	(8.9)%	(17.3)%
Power Generation and Industrial	5.4%	6.2%	4.5%	2.3%
Other	0.1%	11.1%	16.1%	8.1%
Eliminations	NA	NA	NA	NA
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	11.5%	8.0%	9.3%	7.3%

Non-cash stock-based compensation expense	(0.3)%	(0.3)%	(0.3)%	(0.3)%
Restructuring charges	(0.1)%	—	(0.3)%	—
Goodwill and intangible asset impairment	—	(7.7)%	—	(1.9)%
Acquisition integration costs	—	—	—	(0.4)%
Audit Committee investigation related costs	—	(0.2)%	—	(0.4)%
Losses on non-controlled joint venture	—	(0.8)%	(0.1)%	(0.4)%
Court mandated mediation settlement	—	—	—	(0.3)%
Loss on equity investee interest rate swaps	—	(0.4)%	—	(0.1)%

EBITDA margin	11.1%	(1.4)%	8.6%	3.6%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$55.9	$(76.9)	$134.0	$(79.7)
Interest expense, net	12.8	12.2	50.7	48.1
Provision for income taxes	37.5	8.7	91.8	12.0
Depreciation and amortization	42.7	41.6	164.9	169.7

EBITDA	$148.9	$(14.4)	$441.5	$150.0

Non-cash stock-based compensation expense	3.8	2.9	15.1	12.4
Restructuring charges	1.4	—	15.2	—
Goodwill and intangible asset impairment	—	78.6	—	78.6
Acquisition integration costs	—	—	—	17.8
Audit Committee investigation related costs	—	2.8	—	16.5
Losses on non-controlled joint venture	—	8.0	5.1	16.3
Court mandated mediation settlement	—	(0.0)	—	12.2
Loss on equity investee interest rate swaps	—	4.4	—	4.4

Adjusted EBITDA	$154.1	$82.3	$476.9	$308.1

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	4.2%	(7.5)%	2.6%	(1.9)%
Interest expense, net	1.0%	1.2%	1.0%	1.1%
Provision for income taxes	2.8%	0.8%	1.8%	0.3%
Depreciation and amortization	3.2%	4.1%	3.2%	4.0%

EBITDA	11.1%	(1.4)%	8.6%	3.6%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%	0.3%
Restructuring charges	0.1%	—	0.3%	—
Goodwill and intangible asset impairment	—	7.7%	—	1.9%
Acquisition integration costs	—	—	—	0.4%
Audit Committee investigation related costs	—	0.3%	—	0.4%
Losses on non-controlled joint venture	—	0.8%	0.1%	0.4%
Court mandated mediation settlement	—	0.0%	—	0.3%
Loss on equity investee interest rate swaps	—	0.4%	—	0.1%

Adjusted EBITDA	11.5%	8.0%	9.3%	7.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2016
Adjusted Net Income Reconciliation
Net income	$55.9	$134.0
Non-cash stock-based compensation expense	3.8	15.1
Restructuring charges	1.4	15.2
Losses on non-controlled joint venture	—	5.1
Income tax effect of adjustments (a)	(1.2)	(11.7)

Adjusted net income	$60.0	$157.7

	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2016
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$0.66	$1.61
Non-cash stock-based compensation expense	0.05	0.19
Restructuring charges	0.02	0.19
Losses on non-controlled joint venture	—	0.06
Income tax effect of adjustments (a)	(0.01)	(0.14)

Adjusted diluted earnings per share	$0.70	$1.90

	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2015
Adjusted Net Income Reconciliation
Net (loss)	$(76.9)	$(79.7)
Non-cash stock-based compensation expense	2.9	12.4
Goodwill and intangible asset impairment	78.6	78.6
Acquisition integration costs	—	17.8
Audit Committee investigation related costs	2.8	17.4
Losses on non-controlled joint venture	8.0	16.3
Court mandated mediation settlement	—	12.2
Loss on equity investee interest rate swaps	4.4	4.4
Impact of Alberta tax law change	0.2	2.8
Income tax effect of adjustments (a)	(3.2)	(30.8)

Adjusted net income	$16.8	$51.4

	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2015
Adjusted Diluted EPS Reconciliation
Diluted (loss) per share	$(0.96)	$(0.98)
Non-cash stock-based compensation expense	0.04	0.15
Goodwill and intangible asset impairment	0.98	0.97
Acquisition integration costs	—	0.22
Audit Committee investigation related costs	0.03	0.21
Losses on non-controlled joint venture	0.10	0.20
Court mandated mediation settlement	—	0.15
Loss on equity investee interest rate swaps	0.05	0.05
Impact of Alberta tax law change	—	0.03
Income tax effect of adjustments (a)	(0.04)	(0.38)

Adjusted diluted earnings per share	$0.21	$0.64

(a)	Represents the tax effect of the adjusted items that are subject to tax. The tax effects of the adjusted items were determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended March 31, 2017 Est.	For the Three Months Ended March 31, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$40	$(2.9)
Interest expense, net	13	12.2
Provision for income taxes	25	(2.1)
Depreciation and amortization	43	39.0

EBITDA	$121	$46.2

Non-cash stock-based compensation expense	4	3.5
Restructuring charges	—	4.1

Adjusted EBITDA	$125	$53.8

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	3.8%	(0.3)%
Interest expense, net	1.3%	1.2%
Provision for income taxes	2.4%	(0.2)%
Depreciation and amortization	4.1%	4.0%

EBITDA margin	11.5%	4.7%

Non-cash stock-based compensation expense	0.4%	0.4%
Restructuring charges	—	0.4%

Adjusted EBITDA margin	11.9%	5.5%

	Guidance for the Three Months Ended March 31, 2017 Est.	For the Three Months Ended March 31, 2016
Adjusted Net Income Reconciliation
Net income (loss)	$40	$(2.9)
Non-cash stock-based compensation expense	4	3.5
Restructuring charges	—	4.1
Income tax effect of adjustments (a)	(2)	(3.2)

Adjusted net income	$42	$1.5

	Guidance for the Three Months Ended March 31, 2017 Est.	For the Three Months Ended March 31, 2016
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$0.48	$(0.03)
Non-cash stock-based compensation expense	0.05	0.04
Restructuring charges	—	0.05
Income tax effect of adjustments (a)	(0.02)	(0.04)

Adjusted diluted earnings per share	$0.51	$0.02

(a)	Represents the tax effect of the adjusted items that are subject to tax. The tax effects of the adjusted items were determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$188	$134.0	$(79.7)
Interest expense, net	54	50.7	48.1
Provision for income taxes	120	91.8	12.0
Depreciation and amortization	173	164.9	169.7

EBITDA	$535	$441.5	$150.0

Non-cash stock-based compensation expense	15	15.1	12.4
Restructuring charges	—	15.2	—
Goodwill and intangible asset impairment	—	—	78.6
Acquisition integration costs	—	—	17.8
Audit Committee investigation related costs	—	—	16.5
Losses on non-controlled joint venture	—	5.1	16.3
Court mandated mediation settlement	—	—	12.2
Loss on equity investee interest rate swaps	—	—	4.4

Adjusted EBITDA	$550	$476.9	$308.1

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	3.4%	2.6%	(1.9)%
Interest expense, net	1.0%	1.0%	1.1%
Provision for income taxes	2.2%	1.8%	0.3%
Depreciation and amortization	3.1%	3.2%	4.0%

EBITDA margin	9.7%	8.6%	3.6%

Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Restructuring charges	—	0.3%	—
Goodwill and intangible asset impairment	—	—	1.9%
Acquisition integration costs	—	—	0.4%
Audit Committee investigation related costs	—	—	0.4%
Losses on non-controlled joint venture	—	0.1%	0.4%
Court mandated mediation settlement	—	—	0.3%
Loss on equity investee interest rate swaps	—	—	0.1%

Adjusted EBITDA margin	10.0%	9.3%	7.3%

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Adjusted Net Income Reconciliation
Net income (loss)	$188	$134.0	$(79.7)
Non-cash stock-based compensation expense	15	15.1	12.4
Restructuring charges	—	15.2	—
Goodwill and intangible asset impairment	—	—	78.6
Acquisition integration costs	—	—	17.8
Audit Committee investigation related costs	—	—	17.4
Losses on non-controlled joint venture	—	5.1	16.3
Court mandated mediation settlement	—	—	12.2
Loss on equity investee interest rate swaps	—	—	4.4
Impact of Alberta tax law change	—	—	2.8
Income tax effect of adjustments (a)	(6)	(11.7)	(30.8)

Adjusted net income	$197	$157.7	$51.4

	Guidance for the Year Ended December 31, 2017 Est.	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$2.24	$1.61	$(0.98)
Non-cash stock-based compensation expense	0.18	0.19	0.15
Restructuring charges	—	0.19	—
Goodwill and intangible asset impairment	—	—	0.97
Acquisition integration costs	—	—	0.22
Audit Committee investigation related costs	—	—	0.21
Losses on non-controlled joint venture	—	0.06	0.20
Court mandated mediation settlement	—	—	0.15
Loss on equity investee interest rate swaps	—	—	0.05
Impact of Alberta tax law change	—	—	0.03
Income tax effect of adjustments (a)	(0.07)	(0.14)	(0.38)

Adjusted diluted earnings per share	$2.35	$1.90	$0.64

(a)	Represents the tax effect of the adjusted items that are subject to tax. The tax effects of the adjusted items were determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including trends in oil, natural gas, electricity and other energy source prices; volatility in capital expenditures by our customers, financing availability and cost, customer consolidation and technological and regulatory changes in the industries we serve; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; our ability to manage projects effectively and in accordance with our estimates; the effect of economic conditions on demand for our services; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the highly competitive nature of our industry; risks related to our strategic arrangements, including our cost and equity investees; fluctuations in foreign currencies; risks associated with operating in or expanding into additional international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges, including write-downs of goodwill; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; risks related to the restatement of certain of our fiscal year 2014 interim financial statements; the impact of U.S. federal, local or state tax legislation and other regulations affecting corporate income taxes, as well as, those affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.